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                                                                       EXHIBIT 5

                                          Rogers & Wells LLP
                                          200 Park Avenue
                                          New York, NY 10166
                                          Tel: (212) 878-8000 Fax: (212)
                                          878-8375

April 24, 1998

DVI, Inc.
500 Hyde Park
Doylestown, PA 18901

Re: Registration on Form S-3

Ladies and Gentlemen:

     We have acted as special counsel for DVI, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") for registration under the Securities Act of 1933, as amended (the "Securities Act"), of securities of the Company consisting of
(i) common stock, par value $.005 per share (the "Common Stock"); (ii) preferred stock, par value $10.00 per share (the "Preferred Stock"); (iii) debt securities consisting of debentures, notes or other evidences of indebtedness and having such prices and terms as are determined at the time of sale ("Debt Securities");
(iv) shares of Preferred Stock represented by depositary shares (the "Depositary Shares"); and (v) warrants or other rights to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities, or any combination thereof, as may be designated by the Company at the time of the Offering ("Warrants" and collectively with the Common Stock, Preferred Stock, Debt Securities and Depositary Shares, the "Securities") to be offered from time to time by the Company for aggregate proceeds of up to $500,000,000. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

     In so acting, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to factual matters relevant to the opinions set forth below we have, with your permission, relied upon certificates of officers of the Company and public officials.

     Based upon the foregoing and on such examination of law as we have deemed necessary, we are of the opinion that:

     1. Pursuant to the Certificate of Incorporation of the Company (the "Charter"), the Company is authorized to issue up to 25,000,000 shares of Common Stock. Assuming that the aggregate number of shares of Common Stock issued and sold pursuant to the Registration Statement by the Company, along with all other shares of Common Stock from time to time issued and outstanding or reserved for issuance, does not exceed 25,000,000 shares (or such other number of shares of Common Stock as may be authorized for issuance under the Charter), when shares of Common Stock have been legally and validly authorized for issuance by all necessary action of the Company's Board of Directors (the "Board") and have been issued, delivered and paid for in accordance with such authorization, or upon conversion, exchange or exercise of any Preferred Stock, Depositary Shares or Warrants in accordance with the terms of such Preferred Stock, Depositary Shares or Warrants, as the case may be, or the instrument governing such Preferred Stock, Depositary Shares or Warrants providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, such shares of Common Stock will be validly issued, fully paid and non-assessable.

     2. Pursuant to the Charter, the Company is authorized to issue up to 100,000 shares of Preferred Stock. Assuming that the aggregate number of shares of Preferred Stock issued and sold pursuant to the
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        Registration Statement by the Company, along with all other shares of
        Preferred Stock, including Preferred Stock represented by Depositary Shares, issued by the Company or reserved for issuance, does not exceed 100,000 shares (or such other number of shares of Preferred Stock as may then be authorized for issuance under the Charter), the Preferred Stock and the representation of such Preferred Stock by Depositary Shares, as described in the prospectus contained in the Registration Statement, have been duly authorized and when (a) the Board has created the Preferred Stock by setting the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption and the Office of the Secretary of State of the State of Delaware has accepted for filing resolutions setting forth the foregoing characteristics of each series of Preferred Stock prior to the issuance thereof, and (b) the shares of Preferred Stock and, if applicable, Depositary Shares, have been legally and validly authorized for issuance by the Board issued, delivered and paid for, such shares of Preferred Stock and, if applicable, Depositary Shares, will be validly issued, fully paid and non-assessable.

     3. With respect to Debt Securities, when (a) the definitive terms of any series of Debt Securities and of their issuance and sale have been duly established in accordance with the provisions of the Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) such series of Debt Securities has been duly executed by the Company and authenticated by the Trustee, (c) such series of Debt Securities has been issued and delivered in the manner contemplated by the Indenture, the Registration Statement, the prospectus contained therein and the applicable prospectus supplement and (d) such series of Debt Securities has been duly paid for by the purchasers thereof, such series of Debt Securities will be entitled to the benefits of the Indenture, and will be the valid and binding obligation of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4. With respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters,
        (b) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, and (c) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board and against payment of the consideration therefor provided for therein, the Warrants will be validly issued.

     In rendering the foregoing opinions, we have assumed that (i) the definitive terms of each class and series of the Securities not presently provided for in the Registration Statement or the Charter will have been established in accordance with all applicable provisions of law, the Indenture, the Charter and the Company's by-laws and the authorizing resolutions of the Board, and reflected in appropriate documentation approved by us, (ii) the interest rate on the Debt Securities will not be higher than the maximum lawful rate permitted from time to time under applicable law, (iii) the Registration Statement, and any amendments thereto, will have become and at the time of issuance of the Securities will continue to be effective, (iv) a Prospectus Supplement describing each class or series of Securities offered pursuant to the Registration Statement will have been filed with the Commission, (v) the resolutions authorizing the Company to register, offer, sell, and issue the Securities will remain in effect and unchanged at all times during which the Securities are offered, sold, or issued by the Company and (vi) all Securities will be issued in compliance with applicable federal and state securities laws.

     We are members of the Bar of the State of New York and the opinions set forth in this letter relate only to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware. References in this letter to governmental authorities are limited to federal and New York State authorities.
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     We understand that prior to offering for sale any Securities you will advise us in writing of the terms of such offering and of such Securities, will afford us an opportunity to review the operative documents (including the applicable Prospectus Supplement and any applicable Underwriting Agreement, Indenture or Supplemental Indenture) pursuant to which the Securities are to be offered, sold, and issued and will file as an exhibit to the Registration Statement such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities or any changes in the Company's capital structure or other pertinent circumstances.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us in the Prospectus under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

                                          Very truly yours,

                                          /s/ ROGERS & WELLS LLP

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